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                                                                    EXHIBIT 10.1


                                    AGREEMENT

AUGUST 26, 2002

This agreement between Power Technology Inc. and the Swedish consortium, named to be determined, outlines the following understanding and intentions.

For Power Technology Inc. to incorporate a European subsidiary in Sweden that will be owned 49% by Power Technology Inc. and 51% by the Swedish consortium. Power Technology to make its technology and patents available to be used to conduct licensing, marketing, manufacturing and any other undertakings required by the consortium to conduct its business in Europe. For the consortium to raise funds to facilitate the acquisition of a fully operational automated machine to mass produce Power Technology's battery grids in Bjurholm, Sweden. The funds to be raised shall be a minimum of US $3,000,000 and have a time limit to expire on December 31, 2002. These funds shall be used solely for the European market. All future royalties generated by the consortium in Europe shall be paid into the European subsidiary. The consortium will arrange for Catella Generics, an institute having the expert ability to conduct life tests, to conduct a full cycle life test of Power Technology's grids. The consortium reserves the right to assign this test to another qualified lab of their choice. The members of the consortium are:

Manfred Kolsch
Staffan Markstrom
Gunnar Sundqvist
Sven Lantz
Wolf Meyerfeld

This agreement is subject to the Swedish government to issue a license for the production of battery plates or any other paraphernalia using lead as part of the manufacturing process in the community of Bjurholm. The consortium will reserve the right to chose a different location in Sweden, should licensing be refused by the Swedish government.

/s/ Manfred Kolsch                     On behalf of Power
-----------------------------          Technology Inc.

/s/ Staffan Markstrom
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/s/ Gunnar Sundqvist                   /s/ Wolf Meyerfeld
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                                       Director

/s/ Wolf Meyerfeld
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